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                                                                   EXHIBIT 10.16



                                      NOTE


$250,000                                                  Pleasanton, California
                                                                January 31, 1997


         FOR VALUE RECEIVED, Jeffrey M. Bizzack ("Borrower") promises to pay to ProBusiness, Inc., a California corporation (the "Company"), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) together with interest on the unpaid principal hereof from the date hereof at the rate of 6.10% per annum, compounded annually.

         Beginning on the date twenty-five months from the date hereof, Borrower promises to pay to the Company on a monthly basis accrued interest on the aggregate amount of outstanding principal and accrued but unpaid interest under this Note on the date twenty-four months from the date hereof. All outstanding principal and accrued but unpaid interest shall be due and payable forty-eight months from the date of this Note. Payments of principal and interest shall be made in lawful money of the United States of America.

         Notwithstanding the foregoing, in the event Borrower's employment with the Company terminates, Borrower promises to the Company all outstanding principal and accrued but unpaid interest under this Note on the date (i) twelve months from the date employment termination, if Borrower voluntarily terminates employment with the Company, with interest accruing during such twelve months to be paid on a monthly basis, or (ii) twenty-four months from the date of employment termination, if the Company terminates Borrower's employment for any reason. Provided however, in no event shall the outstanding principal and accrued but unpaid interest under this Note be due and payable later than the date forty-eight months from the date of this Note.

         The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

         The holder of this Note shall have full recourse against the undersigned in the event of default.

         Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.




                                             -----------------------------------
                                                    Jeffrey M. Bizzack
                                                    426 Pala Avenue
                                                    Piedmont, CA 94611